EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated April 18, 2002 relating to the financial statements and financial statement schedule, which appear in Plantronics, Inc.'s Annual Report on Form 10-K for the year ended March 31, 2002.

   /s/ PricewaterhouseCoopers LLP
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   PricewaterhouseCoopers LLP
   San Jose, California
   July 25, 2002